Form C

Cover Page

Name of issuer:

Van Cleave Dry Goods LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 2/3/2014

Physical address of issuer:

11026 Snyder Dr
Frisco TX 75035

Website of issuer:

http://www.vcdrygoods.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$350,000.00

Deadline to reach the target offering amount:

12/4/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$21,891.00	$33,963.00
Cash & Cash Equivalents:	$8,815.00	$15,474.00
Accounts Receivable:	$1,865.00	$3,901.00
Short-term Debt:	$12,638.00	$5,627.00
Long-term Debt:	$26,109.00	$23,753.00
Revenues/Sales:	$109,012.00	$83,905.00
Cost of Goods Sold:	($85,851.00)	($50,813.00)
Taxes Paid:	($163.00)	($290.00)
Net Income:	($41,993.00)	($23,893.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Van Cleave Dry Goods LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Adam Van Cleave	Van Cleave Dry Goods LLC	Van Cleave Dry Goods LLC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Carmen Van Cleave	Vice President	2014
Adam Van Cleave	President	2014
Adam Van Cleave	CEO	2014
Laura Jimenez	Creative Director	2014
John Van Cleave	CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Adam Van Cleave	3350000.0 Class A Units	33.5
Carmen Van Cleave	3350000.0 Class A Units	33.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

There is a risk with regard to the beef market and the supply of other ingredients. Beef prices fluctuate, and may have an impact on profitability. We plan to minimize this risk with proper forecasting. However, market factors that are beyond our control may lead to increased volatility and unpredictability.

The meat snack segment, in which Van Cleave Dry Goods currently operates, is a highly competitive market, where competition risks are significant. To succeed, Van Cleave Dry Goods must be able to respond quickly to changes in consumer preferences. Van Cleave Dry Goods will work to create products that anticipate market shifts and consumer demand.

Projections provided by Van Cleave Dry Goods, while based upon existing or expected relationships, are wholly speculative. Van Cleave Dry Goods does not warrant and makes no assurances or guarantees that projections will be realized either in timing, magnitude or duration. Actual events will influence management's financial decisions regarding allocation of monies raised in this offering.

Van Cleave Dry Goods maintains a significant amount of product liability insurance. While no claims have been made or currently exists against the company, Van Cleave Dry Goods is at risk of product liability suits being levied. Such suits could have a materially negative impact on the future viability of Van Cleave Dry Goods.

Van Cleave Dry Goods' revenue is highly dependent on direct consumer sales and sales to retailers. Global and/or national economic disruptions such as a recession, terrorist attack, natural disaster, etc. may severely impact Van Cleave Dry Goods' revenue.

Beef diseases that could cause panic in consumers, like mad cow disease in the 90s and early 2000s. Such an outbreak in the beef market would cause sales to drop out of consumer fear.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Carmen Van Cleave, Laura Jimenez, and John Van Cleave are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The company currently has more liabilities than assets. If the company closes down now, it is unlikely that any capital will be returned to investors.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:

25% -- Get printed bags and boxes with our branding

25% -- Act on our ecommerce strategy

25% -- Develop two new products to be released this year

20% -- Working capital

5% -- Wefunder Intermediary fee

If we raise: **$350,000**

Use of Proceeds:

10% -- Get printed bags and boxes with our branding

20% -- Act on our ecommerce strategy

20% -- Launch 3-4 new lines of products (Smokehouse Originals, Brisket Bars, Brisket Nuggets & Vegan line)

25% -- Hire 1-2 reps to provide better support to our wholesale customers

20% -- Working capital

5% -- Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the discount rate (85%) , or
- (ii) if the valuation for the company is more than **$3.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $2.5 million and a discount rate of 75%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **<u>is not</u>** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Units	10,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A units have voting rights. Investors in the SAFE will be issued Class B units, which do not have voting rights but will have liquidation preferences over Class A unit holders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Funding Cirlce
Issue date	10/03/17
Amount	$46,610.00
Outstanding principal plus interest	$61,082.12 as of 06/06/18
Interest rate	12.69% per annum
Maturity date	10/03/22
Current with payments	Yes

The original principal on this loan was $25,000. $3791.1 of it was paid off when Funding Circle extended the line of credit to be a in total of $46,610. At the beginning of 2018 there was $61,082.12 outstanding on the loan (including interest payments); since making payments in 2018 the outstanding amount owed as of May 2018, including interest payments, is $54,763.28.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2017	Section 4(a)(2)	Preferred stock	$30,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	John Van Cleave
Amount Invested	$27,000.00
Transaction type	Priced round
Issue date	04/06/15
Relationship	Father

We first offered $3000 for 1% ownership of the company (100,000 Class A units). When he offered to purchase 10% of the company, we negotiated the price to $2700 for 1% ownership. He purchased the 10% (1,000,000 Class A units) for $27,000.

Name	Alberto Banales
Amount Invested	$7,500.00
Transaction type	Priced round
Issue date	04/07/15
Relationship	Friend

Alberto paid $7500 for 2% ownership of the company (200,000 Class A units).

Name	Harold and Laura Jimenez
Amount Invested	$4,000.00
Transaction type	Priced round
Issue date	04/06/15
Relationship	Brother-in-law and Sister-in-law

Harold and Laura paid $4,000 in exchange for 2% ownership of the company (200,000 Class A units).

Name	Janet Van Cleave
Amount Invested	$12,000.00
Transaction type	Priced round
Issue date	04/06/15
Relationship	Mother

We offered $3000 for 1% ownership of the company (100,000 Class A units). She purchased 4% of the company (400,000 Class A units) for $12,000 total.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

VC Dry Goods currently specializes in gourmet beef jerky. What really separates us from the crowd is that we take a unique approach to the snacking occasion. We take into account the entire multisensory experience - the smell, the taste, the appearance - as you would expect with a gourmet meal. This gourmet mindset leads us to push the flavor envelope by using ingredients that you don't typically find in beef jerky, or snacks in general, like smoked sea salt and fresh (not dried) ingredients.

VC Dry Goods hope to be a national snack food brand, known for pushing the limits of flavor and innovation. We currently specialize in beef jerky, but that's just the start. We hope to expand beyond that into different areas of the meat snack segment first, then into other snack categories where we can have a disruptive impact. We also hope to create a small production facility of our own so that we can get really creative with smaller batch/seasonal flavors, and impact the segment even further.

Milestones

Van Cleave Dry Goods LLC was incorporated in the State of Texas in February 2014.

Since then, we have:

- 114% wholesale growth YOY from 2016 to 2017, with 30% overall growth.
- Sold in 200+ locations, including Total Wine & More, Brookshire's Grocery Company, United Supermarkets/Market Street, among others.
- Distributed through UNFI, largest natural foods distributor in the nation.
- Approved and soon to be sold in the entire Albertsons Southern Division and Bashas grocery stores.
- Meeting with Walmart, S.E. Grocers (Winn-Dixie/Bi-Lo), and Food Lion later this year. All three already expressing interest based on samples given.
- Currently discussing licensing agreement with Valiant Comics to debut cobranded beef jerky with release of Bloodshot movie feat. Vin Diesel.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $109,012 compared to the year ended December 31, 2016, when the Company had revenues of $83,905. Our gross margin was 21.25% in fiscal year 2017, compared to 39.44% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $21,891, including $8,815 in cash. As of December 31, 2016, the Company had $33,963 in total assets, including $15,474 in cash.
- *Net Loss.* The Company has had net losses of $41,993 and net losses of $23,893 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $38,747 for the fiscal year ended December 31, 2017 and $29,380 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $46,610 in debt and $80,500 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Van Cleave Dry Goods LLC cash in hand is $6,211.92, as of May 2018. Over the last three months, revenues have averaged $12,294/month, cost of goods sold has averaged $5,788/month, and operational expenses have averaged $5,957/month, for an average net margin of $549 per month. Our intent is to be profitable in 3 months.

No material changes have occurred since the date that our financials cover. We have increased online sales, and received several reorders from existing customers.

While we cannot guarantee it, we expect revenues to increase, as well as COGS in line with the additional volume. We have been in talks with Albertsons and Bashas, and we are expecting to receive purchase orders from both in the neat future. For Albertsons, we have just finished being setup as a vendor in their system for their southern division (167 stores), and we are expecting their first PO to be around $40K-$50K (based on estimates). As for Bashas, they have approved us as a vendor already, and we are going to be placed in 45 of their locations. Based on estimates, the initial Bashas PO should be around $13K. Both of these orders should become reorders on a quarterly basis, if not more often. We have several other new, large customers that we are currently in talks with, but nothing concrete that we can discuss yet. If this raise isn't successful, we will plan to raise further funds from angel investors.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.vcdrygoods.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Adam Van Cleave
Carmen Van Cleave
John Van Cleave
Laura Jimenez

Appendix E: Supporting Documents

VC_Dry_Goods_Operating_Agreement.pdf



FOLLOW US FOR UPDATES SHARE TWEET

INVEST IN VAN CLEAVE DRY GOODS

Snack food, elevated by carefully curated ingredients and real flavor innovation

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$3.5M valuation cap | **15%** discount

A SAFE gives you the right to future shares in Van Cleave Dry Goods. If you invest, you're betting the company will be worth more than $3.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $2.5M Valuation Cap & 25% Discount
Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $2.5M valuation cap & 25% discount.

INVESTOR PERKS

$500+	Welcome to the Team! package (Investor Shirt, Koozies, some free jerky)
$2,500+	Meet and Greet BBQ Dinner! Meet the founders and eat delicious Texas BBQ cooked by one of our founders - Adam Van Cleave. (Travel not included).
$5,000+	Take part in naming a new product flavor (Basically, help name one of our babies!)
$10,000+	Meet and Greet BBQ Dinner, with travel. Meet the founders and eat delicious Texas BBQ cooked by one of our founders - Adam Van Cleave. (Travel included).

“VC Dry Goods currently specializes in gourmet beef jerky. What really separates us from the crowd is that we take a unique approach to the snacking occasion. We take into account the entire multisensory experience - the smell, the taste, the appearance - as you would expect with a gourmet meal. This gourmet mindset leads us to push the flavor envelope by using ingredients that you don’t typically find in beef jerky, or snacks in general, like smoked sea salt and fresh (not dried) ingredients.



Adam Van Cleave
PRESIDENT & CEO, VAN CLEAVE DRY GOODS

OUR AMBITION

VC Dry Goods hope to be a national snack food brand, known for pushing the limits of flavor and innovation. We currently specialize in beef jerky, but that’s just the start. We hope to expand beyond that into different areas of the meat snack segment first, then into other snack categories where we can have a disruptive impact. We also hope to create a small production facility of our own so that we can get really creative with smaller batch/seasonal flavors, and impact the segment even further.

KEY FACTS

- 114% wholesale growth YOY from 2016 to 2017, with 30% overall growth.
- Sold in 200+ locations, including Total Wine & More, Brookshire’s Grocery Company, United Supermarkets/Market Street, among others.
- Distributed through UNFI, largest natural foods distributor in the nation.
- Approved and soon to be sold in the entire Albertsons Southern Division and Bashas grocery stores.
- Meeting with Walmart, S.E. Grocers (Winn-Dixie/Bi-Lo), and Food Lion later this year. All three already expressing interest based on samples given.
- Currently discussing licensing agreement with Valiant Comics to debut cobranded beef jerky with release of Bloodshot movie feat. Vin Diesel.

DOCUMENTS

VC_Dry_Goods_Pitch_Deck.pdf

vcdrygoods.com

from Frisco Texas

B2C FOOD MAIN STREET RETAIL

Why I Like Van Cleave Dry Goods

"*When I first met Adam and we discussed his products, I was skeptical. But when I tried it, I was blown away. I literally had never eaten something this spectacular! As I spent more time with Adam and understood his vision, it became clear to me this was way bigger than beef jerky. Its an approach to disrupt the entire snack category. Adam develops his products with a ruthless focus on the multi-sensorial aspects of the snack experience. He believes there should be much more to the snacking occasion. It should be savored, not rushed. He's disrupting beef jerky, and he'll win because this is literally the best jerky you will ever eat. And he plans to bring further innovation into this...* READ MORE



Rishi Daing

HEAD OF MARKETING - TATA GLOBAL BEVERAGES, US; FORMER VP - INNOVATION AT PEPSICO AND CMO AT FIRESTONE & ROBERTSON DISTILLING. INVESTED IN VC DRY GOODS.

THE BUZZ ABOUT VAN CLEAVE DRY GOODS

"*It's difficult to find anything more to say than VC Dry Goods is absolutely amazing! It's the best jerky one can find! The flavors are amazing, and the strips don't kill my jaw.*

Monica G.

Customer

LAUNCH DFW

Frisco founder finds passion, launches innovative snack company - Launch DFW

Everyone has a favorite snack, and if you asked Adam Van Cleave, beef jerky would be his first pick every time. So it's no surprise that he developed his own snack company, Van Cleave Dry Goods, with a mission to produce the highest quality Angus

March 7, 2018 @ launchdfw.com

VoyageDallas

Meet Adam Van Cleave of VC Dry Goods in Frisco

Today we'd like to introduce you to Adam Van Cleave. Thanks for sharing your story with us Adam. So, let's start at the beginning and we can move on from there. For as long as I can remember, I've always been interested in starting my own business, and

October 18, 2017 @ voyagedallas.com

Genuinely delicious beef jerky, born in the farmers markets of Texas

In The Beginning… (i.e. 2014)

We didn't have a storefront, so we had to think outside the box. We needed a place to make the goods, so we began working out of local commercial kitchens that we rented by the hour. Then, we needed place to sell the goods, so we joined several farmers markets throughout north Texas. We knew we were on to something big because we were selling out almost every weekend - our jerky was a hit!


VAN CLEAVE
DRY GOODS
SUPERIOR QUALITY. SUPERIOR FLAVOR.™
BEEF JERKY
MEAT
FIGHT


Jerky
Square

While our initial business model was great because we were able to start selling fast, it had its drawbacks. Primarily, the markets were seasonal and we weren't able to sell in a wholesale capacity because of the state licensing under which we were operating.

To resolve the issues, we needed a copacker. By outsourcing our production, we would be able to sell wholesale so we wouldn't be dependent on seasonal markets. It took us a while to find the right copacker because our production methods are definitely not industry standard, but to us that is a point of pride. That's why our goods aren't industry standard. While other companies are using mystery meat, artificial preservatives, and low-quality dried ingredients, we only use high-quality Angus beef, fresh ingredients, and we cure our meat naturally so there's no need for artificial preservatives. We finally found a great company that was willing to work with our unconventional methods, and we had our wholesale launch at the end of 2015. We've been growing ever since.


VAN CLEAVE DRY GOODS
100% ANGUS BEEF JERKY
STEAK STRIPS
SPICY G DUB
TYPE-X

VC Dry Goods At-A-Glance

52-59%	23-39%	200+
Current Online Margins	Current Wholesale Margins	Current Retailers


SALTY SNACKS AT-A-GLANCE
SALTY SNACK CATEGORY
27.5B
ANNUAL SALES
MEAT SNACK CATEGORY
2.7B
ANNUAL SALES
ANNUAL HOUSEHOLD SPEND
$25.81
MEAT SNACKS
HOUSEHOLD SPEND PER TRIP
$7.42
MEAT SNACKS
TOP-SELLING SALTY SNACKS
MEAT SNACKS ARE THE HIGHEST SPEND PER TRIP
Source: www.nielsen.com


SALES RECORD
$110,000
$82,500
$55,000
$27,500
$0
2014
2015
2016
2017
2014 - $8,009
FIRST PRODUCT LAUNCH
2015 - $54,909
WHOLESALE LAUNCH
2016 - $83,904
FIRST LARGE RETAILERS
2017 - $109,011
FIRST NATIONAL DIST.
GAINING TRACTION


CURRENT CHANNELS
200+
Current Retailers
212
New Retailers Secured
Our distributor is the largest natural foods distributor in US.

Competitive Snapshot


CURRENT PROBLEM
POOR QUALITY
BAD FLAVORS
WEAK BRANDING
ESTABLISHED PLAYERS
JACK LINK'S
Slim Jim
OLD TRAPPER
ARTIFICIAL PRESERVATIVES
HIGH IN SUGAR & SODIUM
MYSTERY MEAT
RUBBERY TEXTURE
BLAND & BORING FLAVORS
NEW PLAYERS
Oberto
CHEF'S CUT
KRAVE
BETTER, BUT STILL LACKING
STILL HIGH IN SUGAR & SODIUM
NO FRESH INGREDIENTS
MUSHY TEXTURE
NON-MEAT FILLERS

No other brand has the flavor and quality that come standard with VC Dry Goods. Among our competitors, there are established companies that have been in business a long time. However, their flavors are bland and generic, and their quality is not up to the standards of the modern consumer. There are also new companies that have their own unique selling proposition. Mainly, they have taken the approach that consumers were tired of tough jerky, which leads them to make soft jerky. Their quality and flavors are better than the large companies, but still fairly generic and only a small step in the right direction. Plus, many customers find the soft texture as mushy and unappealing.

VC Dry Goods sees the problem as a quality and innovation issue. Our experience has shown that customers like a more traditional texture in jerky (cut with the grain of the meat, dry but not tough). What the consumer has been wanting is real, delicious flavor, as well as new and unique flavor ideas. Every brand has teriyaki, peppered, etc., with some exceptions. We create more innovative flavor profiles, and take a multisensory approach to creating our products. Simply put, it must look, smell, and taste absolutely delicious. We accomplish this by using high-quality Angus beef with fresh ingredients and spices more readily found in a gourmet meal.

In our category, growth can be rapid because our wholesale customers have hundreds - if not thousands - of stores. Growing by 200% or 300% YOY is not unheard of. We have grown as fast as we can feasibly grow with the capital limitations that we have. However, we have several meetings later this year with large companies (Walmart, S.E. Grocers, Food Lion, among others). They have already been presented with samples, and they are interested. Aside from that, we have already secured the Albertsons Southern Division (167 stores) and Bashas (47 of their stores), for new product launches later this year.

We have already had solid growth, but its about to accelerate.


EXAMPLES OF RAPID GROWTH IN THE CATEGORY
CHEF'S CUT
EPIC PROVISIONS
LAWLESS JERKY
GREW FROM 7.4M IN 2015 TO 26.9M IN 2016
GREW TO 10M IN 2 YEARS
GREW FROM $140,000 IN 2014 TO $1.6 MILLION IN 2015
SPEC'S WINES-SPIRITS-FINER FOODS
We replaced Lawless at Spec's because we are better!
Spec's has over 200 locations across Texas
5th Largest wine retailer in the country


USE OF FUNDS
AMOUNT RAISED $50,000 → → → → → $350,000
INNOVATION
NEW FLAVORS
T-BUCKET APOCALYPSE
NEW PRODUCT LINES
BRISKET NUGGETS
BRISKET BARS
VEGAN OFFERINGS
CRAFT BEER COLLABORATIONS
SEASONAL FLAVORS
MARKETING
NEW PACKAGING
PRINTED BAGS & BOXES
TRADE SHOWS
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Meet the Founders



Adam Van Cleave

President & CEO

Recovering attorney. Snack food visionary. I'm not from the snack food business, but I see that as an asset. I love bringing the flavors that are typically found in gourmet food to the snack category.



Carmen Van Cleave

Vice President

Excellent with operational and process management.

AND THE REST OF THE TEAM



Laura Jimenez

Creative Director

Guru of graphic design. Manages all packaging and POS designs.



Cole Yates

Sales Manager

Sales mastermind. Doesn't take no for an answer. Closes the deal.

Raised $127,110 From 2+ Investors

Rishi Daing

Alberto Banales

Interview

– COLLAPSE ALL

WF: When did you launch?

VC: We first launched in October 2014. That's when we were in our first farmers market, which was the only way we were able to sell at the time. We couldn't sell in a wholesale capacity because of our licensing. It wasn't until December 2015 that we got our first finished batch from our copacker that we were finally able to start wholesale sales.

WF: How many stores are you currently in?

VC: Just over 200 retailers. Also, we expect to double that number because we are already approved to be sold in the entire Albertsons Southern Division (167 stores) and Bashas (45 stores). At this point, we are waiting on them to issue a PO, which will expect to happen soon. We are also in talks with our current retailers to get additional stores as well.

WF: How big is the market?

VC: The salty snack category has annual sales of $27.5B. Meat snacks account for 10% of that, or $2.7B. We started with meat snacks because we love meat snacks, and it was the segment where we felt we could have the greatest impact right off the bat. The category is seeing incredible growth, and we feel that the competition is going in the wrong direction. However, as we grow we plan to diversify into other areas of the salty snack category where we feel the VC Dry Goods brand can have a disruptive impact.

WF: What do you understand about your business that others don't get?

VC: We don't strive to fit into the snack category. When we are creating a new flavor, we don't look to what other snack brands have done as our inspiration. We know what our competitors are doing, and don't get me wrong, but we're not impressed. Our inspiration comes from the executive chefs on the cutting edge of gourmet food. When I sit down for a great meal that knocks my socks off, I take notes and try to find ways to incorporate elements of that into our products. The composition of each meal may change, but there are a few basic aspects that carry over from one meal to the next. Specifically, each chef carefully curates the ingredients of their meals, they also put a high level of care into them, and they undoubtedly take into consideration the multisensory aspect of the meal. Those aspects elevate the meal into something more than just a meal - it becomes an experience. That is what really motivates us at VC Dry Goods. We want to give people that feeling when they snack. There is value in providing a better snacking experience.

WF: Can you elaborate on what you mean when you say there is a multisensory aspect to a meal or snack?

VC: When we sit down to eat a meal or a snack, or really anything we put in our bodies, there is more going on than just putting it in our mouths and chewing. There is a visual aspect when you first see it. Your sense of smell comes into play when you first smell it. Then, once you put it into your mouth, it isn't even as simple as just tasting it. Yes, your tastebuds tell you how something tastes, but you're also taking into account the texture. In our busy lives, we skip over all that food foreplay most of the time. One area of food in which it is still expected is in gourmet food. Every chef will focus on every aspect of their food before it is served. They carefully curate the ingredients, they take time to ensure it is prepared properly, and they make sure it looks perfect when it is sent to your table. That is how you create a great experience. In contrast, with beef jerky, most of the time you have no idea what kind of meat was used. The ingredients are all dried or artificial. Liquid smoke is used in many cases. Many brands that don't use artificial preservatives use sugar as a substitute, which is why a flavor that isn't sweet can still have 9 or 10 grams of sugar per serving. The result is jerky that looks awful. It tastes pretty bland, if not downright bad. The texture is usually off also. Sometimes it is so tough, you have to chew on it for a while just to get any flavor. Other times, it is soft to the point of being mushy. Meat shouldn't be mushy. And the smell. I challenge anyone to go into their grocery store, find a bag of jerky, open it and take a big whiff of the bag. Most jerky smells so bad that it'll make you gag, or at least recoil a little. What other food would you eat if it smelled or looked bad? That's usually the sign to throw something out.

At VC Dry Goods, we take all of that into account with our multisensory approach. When you see our jerky, it looks like a nice piece of real meat. When you smell it, your mouth might start to water and it may beckon you to grab a piece. Once you finally take a bite, we feel like the flavor is out of this world - the kind of thing you want to tell all of your friends about, and our customers do. Whether that process happens in a couple seconds or much longer, that's up to you and how you snack, but we think the experience is far superior to the competition. That doesn't happen by accident. It's hard work, and you can credit the multisensory approach that we take.

WF: What keeps you up at night?

VC: Right now, my main concern is capital to assist with cash flow. I remember getting our first large purchase order, which was about $25,000. I was excited, then immediately got nauseous because I had no idea where we would get the funding to fulfill the PO. In the end, we worked it out. However, we are growing and we are getting to the point where it will be much more difficult. For example, we just finished our vendor setup with Albertsons, and our initial PO (based on our estimates) will be around 40k-50k. That's for 167 stores. When I do the math in my head for even larger customers that have 1000+ stores, it makes me worry that we may need to turn down business if we don't have the capital we need when we get there - and I hate lost opportunities.

WF: Does being from Texas help or hurt you?

VC: When you think Texas, what comes to mind? Beef, or oil - but you don't eat oil. Everyone knows Texas as THE beef state, yet there is no Texas-based national brand in the beef jerky space selling whole-muscle jerky. Epic is from Austin, TX, they sell ground meat bars mixed with various other ingredients, as well as other ground meat jerky, and they're doing well. They were acquired by General Mills for over 100 million dollars. Whole-muscle jerky, like we currently sell, makes up the bulk of the jerky market, and is overdue for a competitor from the Lone Star State - and we don't think we're just any company stamping TX on our bag for bragging rights. Our story is authentic. We're based in Texas because we live in Texas. We started out buying beef from Texas ranchers, and created jerky with flavor as big as the Lone Star State itself, which we sold in Texas farmers markets to get started. As we grow, we plan to utilize our authentic Texas roots more and more in our branding, and we definitely see it as an asset.

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RISKS

1 There is a risk with regard to the beef market and the supply of other ingredients. Beef prices fluctuate, and may have an impact on profitability. We plan to minimize this risk with proper forecasting. However, market factors that are beyond our control may lead to increased volatility and unpredictability.

2 The meat snack segment, in which Van Cleave Dry Goods currently operates, is a highly competitive market, where competition risks are significant. To succeed, Van Cleave Dry Goods must be able

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Van Cleave Dry Goods is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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